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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 20, 1998

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                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------

           DELAWARE                         1-9210                        95-4035997
 (State or other jurisdiction            (Commission                   (I.R.S. Employer
      of incorporation)                  File Number)                Identification No.)


          10889 WILSHIRE BOULEVARD
           LOS ANGELES, CALIFORNIA                                 90024
  (Address of principal executive offices)                      (ZIP code)

              Registrant's telephone number, including area code:
                                 (310) 208-8800

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ITEM 5. OTHER EVENTS

     Occidental Petroleum Corporation reported on April 20, 1998 net income of $177 million ($.50 per share) for the first quarter of 1998, compared with net income of $179 million ($.48 per share) for the first quarter of 1997. The first quarter of 1998 included an after-tax benefit of $38 million ($.11 per share), reported as discontinued operations, reflecting the closing of the sale of the natural gas transmission and marketing subsidiary, MidCon. Earnings before special items were $89 million for the first quarter of 1998, compared with $127 million for the same period in 1997.

     The first quarter 1998 reported earnings of $177 million included pretax net gains of $105 million resulting from the sale of certain nonstrategic oil and gas properties included in the previously announced $4.7 billion asset redeployment program. Sales were $1.7 billion for the first quarter of 1998, compared with $1.9 billion for the same period in 1997.

     Oil and gas divisional earnings before special items were $127 million for the first quarter of 1998, compared with $247 million for the first quarter of 1997. Results for the first quarter of 1998 were $232 million after including pretax gains of $105 million related to the sale of nonstrategic assets located in Venezuela and the United States. The decrease in earnings before special items reflects primarily the negative impact of lower worldwide crude oil and natural gas prices, partially offset by increased crude oil production in the United States and Eastern Hemisphere.

     Chemical divisional earnings for the first quarter of 1998 were $158 million, compared with $92 million for 1997. The improvement in 1998 earnings resulted primarily from lower feedstock prices and higher caustic soda margins, partially offset by lower ethylene, propylene and commodity resin prices.

     Interest expense in the first quarter of 1998 was $112 million, compared with $101 million for the first quarter of 1997. The increase in interest expense during the first quarter is primarily attributable to temporarily higher debt levels to fund a portion of the Elk Hills acquisition in early February 1998.

     In June 1997, the Financial Accounting Standards Board issued SFAS No.
131 -- "Disclosures about Segments of an Enterprise and Related Information." Occidental has elected to adopt this statement early and will now report equity earnings or losses from unconsolidated subsidiaries in the respective business segment rather than, as previously reported, as a Corporate item. Accordingly, 1997 results have been restated.

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                                         First Quarter
                                                              ------------------------
Periods Ended March 31                                             1998        1997(b)
============================================================  =========      =========
DIVISIONAL NET SALES
  Oil and gas                                                 $     740      $     842
  Chemical                                                          960          1,075
                                                              ---------      ---------
                                                              $   1,700      $   1,917
============================================================  =========      =========
DIVISIONAL EARNINGS
  Oil and gas                                                 $     232      $     247
  Chemical                                                          158             92
                                                              ---------      ---------
                                                                    390            339
UNALLOCATED CORPORATE ITEMS
  Interest expense, net                                            (112)          (101)
  Income taxes(a)                                                  (126)           (85)
  Other                                                             (13)           (26)
                                                              ---------      ---------

INCOME FROM CONTINUING OPERATIONS                                   139            127
Discontinued operations, net                                         38             52
                                                              ---------      ---------

NET INCOME                                                          177            179
Preferred dividends                                                  (4)(c)        (23)
                                                              ---------      ---------
EARNINGS APPLICABLE TO COMMON STOCK                           $     173      $     156
                                                              =========      =========
BASIC EARNINGS PER COMMON SHARE
  Income from continuing operations                           $     .39      $     .32
  Discontinued operations, net                                      .11            .16
                                                              ---------      ---------
BASIC EARNINGS(LOSS) PER COMMON SHARE                         $     .50(c)   $     .48
                                                              =========      =========
DILUTED EARNINGS PER COMMON SHARE
  Income from continuing operations                           $     .38      $     .31
  Discontinued operations, net                                      .11            .15
                                                              ---------      ---------
DILUTED EARNINGS(LOSS) PER COMMON SHARE                       $     .49(c)   $     .46
                                                              =========      =========

AVERAGE COMMON SHARES OUTSTANDING                                 344.5(c)       329.7
============================================================  =========      =========

(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $3 million and $7 million at oil and gas and chemical, respectively, in the first quarter of 1998 and by $4 million and $6 million at oil and gas and chemical, respectively, in the first quarter of 1997.

(b) 1997 results have been restated to reflect the adoption of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" and to reflect MidCon as a discontinued operation.

(c) The earnings per share calculation includes the effect of 16.6 million shares of preferred stock being converted into 37.2 million shares of common stock in the first quarter.

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SUMMARY OF OPERATING STATISTICS

                                                                       First Quarter
                                                              ----------------------
Periods Ended March 31                                             1998         1997
============================================================  =========    =========
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY

United States
  Crude oil and condensate (thousands of barrels)                    81           58
  Natural gas liquids (thousands of barrels)                          6           12
  Natural gas (millions of cubic feet)                              628          593

Other Western Hemisphere
  Crude oil and condensate (thousands of barrels)                    93          122

Eastern Hemisphere
  Crude oil and condensate (thousands of barrels)                   131           94
  Natural gas (millions of cubic feet)                              138          126

CAPITAL EXPENDITURES (millions)                               $     280    $     262
                                                              =========    =========

DEPRECIATION, DEPLETION AND AMORTIZATION OF
  ASSETS (millions)                                           $     230    $     204
============================================================  =========    =========

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OCCIDENTAL PETROLEUM CORPORATION
                                          (Registrant)

DATE: April 21, 1998                      S. P. Dominick, Jr.

                                          --------------------------------------
                                          S. P. Dominick, Jr., Vice President
                                          and Controller
                                          (Chief Accounting and Duly Authorized
                                          Officer)

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